UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Cue Biopharma, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION DATED AUGUST 28, 2024

CUE BIOPHARMA, INC.

40 Guest Street

Boston, Massachusetts 02135

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, October 8, 2024

Dear Stockholder:

Notice is hereby given that the Special Meeting of Stockholders of Cue Biopharma, Inc., or the Special Meeting, will be held exclusively via the Internet in a virtual meeting format at www.proxydocs.com/CUE on Tuesday, October 8, 2024 at 9:00 a.m. Eastern Time for the purpose of considering and voting upon the following matters:

1.
To adopt and approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our capital stock from 110,000,000 to 210,000,000 and increase the number of authorized shares of our common stock from 100,000,000 to 200,000,000 (Proposal 1); and

2.
To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are insufficient votes for the adoption and approval of Proposal 1 (Proposal 2).

You may attend the Special Meeting online at www.proxydocs.com/CUE, where you will be able to submit questions during the meeting. Prior to the meeting, and during the meeting until polls are closed, you may vote by logging into www.proxypush.com/CUE using your stockholder information provided on your proxy card or voting instruction card. Stockholders will not be able to attend the Special Meeting in person. In order to attend the Special Meeting online, you must register in advance at www.proxydocs.com/CUE prior to October 7, 2024 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email. Please follow the instructions found on your proxy card or voting instruction card and subsequent instructions that will be delivered to you via email. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.

Stockholders of record at the close of business on September 5, 2024 will be entitled to notice of and to vote electronically during the Special Meeting or any adjournment or postponement thereof. A printed copy of our proxy materials, including a proxy card, is being mailed to our stockholders on or about September [__], 2024 and sent by email to our stockholders who have opted for such means of delivery on or about September [__], 2024.

A list of stockholders as of the close of business on the record date will be available for examination by the stockholders for any purpose germane to the Special Meeting during the Special Meeting using the unique link provided via email following the completion of registration for the Special Meeting.

We encourage all stockholders to attend the Special Meeting online. However, whether or not you plan to attend the Special Meeting online, we encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on how to vote your shares online during the Special Meeting as described in the Proxy Statement.

By the Order of the Board of Directors,

/s/ Colin Sandercock

Colin Sandercock

Senior Vice President, General Counsel and Secretary

Boston, Massachusetts

September [__], 2024

Important Notice Regarding Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on October 8, 2024: This Proxy Statement and the accompanying proxy card or voting instruction card are available at www.proxydocs.com/CUE.

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING	2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7

PROPOSAL 1: ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK AND COMMON STOCK	9
Purpose	9
Possible Effects of the Amendment	10
Reservation of Right to Abandon the Amendment	10
Recommendation of the Board of Directors	10

PROPOSAL 2: ADJOURNMENT PROPOSAL	11
Recommendation of the Board of Directors	11

OTHER MATTERS	12
Stockholder Proposals for 2025 Annual Meeting	12
Householding of Special Meeting Materials	12

APPENDIX A: CERTIFICATE OF AMENDMENT	14

CUE BIOPHARMA, INC.

40 Guest Street

Boston, Massachusetts 02135

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, October 8, 2024

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement contains information about our special meeting of stockholders, or the Special Meeting. The meeting will be held on Tuesday, October 8, 2024 at 9:00 a.m. Eastern Time. The Special Meeting will be held exclusively via the Internet in a virtual meeting format at www.proxydocs.com/CUE. There will not be a physical meeting location, and stockholders will not be able to attend the Special Meeting in person. Except where the context otherwise requires, references to “Cue Biopharma,” “the Company,” “we,” “us,” “our” and similar terms refer to Cue Biopharma, Inc. and its consolidated subsidiary. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement.

This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our board of directors for use at the Special Meeting and at any adjournment or postponement of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of our board of directors. We are making the Notice of Special Meeting, this Proxy Statement and the related proxy card available to stockholders for the first time on or about September [__], 2024.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Q. Why do I have access to these materials?

A. We have made these proxy materials available to you because our board of directors is soliciting your proxy to vote at the Special Meeting to be held on Tuesday, October 8, 2024 at 9:00 a.m. Eastern Time, including at any adjournment or postponement of the meeting. As a holder of record of common stock as of the close of business on September 5, 2024, you are invited to attend the Special Meeting online and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules adopted by the Securities and Exchange Commission, or SEC, and that is designed to assist you in voting your shares.

Q. What is the purpose of the Special Meeting?

A. At the Special Meeting, stockholders will consider and vote on the following matters:

1.
To adopt and approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our capital stock from 110,000,000 to 210,000,000 and increase the number of authorized shares of our common stock from 100,000,000 to 200,000,000 (Proposal 1).

2.
To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are insufficient votes for the adoption and approval of Proposal 1 (Proposal 2).

Q. Why is the Special Meeting of stockholders a virtual, online meeting?

A. The Special Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Special Meeting by enabling stockholders to participate from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted during the meeting at www.proxydocs.com/CUE. We have designed the virtual special meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Q. How do I virtually attend the Special Meeting?

A. We will host the Special Meeting live online via webcast at www.proxydocs.com/CUE. In order to attend the Special Meeting online, you must register at www.proxydocs.com/CUE prior to October 7, 2024 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting, permit you to submit questions and to vote at the Special Meeting. Please be sure to follow your proxy card or voting instruction card and subsequent instructions that will be delivered to you via email. After you register, you will receive a confirmation email, which will alert you to further instructions. Approximately one hour before the start of the meeting, you will receive another email that will give you direct instructions to attend the meeting and allow you to ask questions during the meeting. If you have difficulties during registration or checking in in advance of the meeting, technical support is available during those times, and you should follow the instructions found on the registration page and in your emails. Online registration for the Special Meeting will begin on or around September [__], 2024.

The webcast of the Special Meeting will start on Tuesday, October 8, 2024 at 9:00 a.m. Eastern Time. Instructions on how to attend and participate in the meeting online will be sent to you via email, upon completing your registration.

Q. Who can vote?

A. Only stockholders of record at the close of business on September 5, 2024, the record date for the Special Meeting, are entitled to vote at the Special Meeting. On this record date, there were [__] shares of our common stock outstanding. Common stock is our only class of stock outstanding.

Q. How many votes do I have?

A. Each share of our common stock that you own as of the record date, September 5, 2024, entitles you to one vote on each matter that is voted on.

Q. Is my vote important?

A. Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions, choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

Q. How do I vote?

A. If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may vote:

(1) Over the Internet or by Telephone: You may submit your voting instructions by proxy, by phone or via the Internet by following the instructions provided in the proxy card. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. Your vote must be received by 8:59 a.m. Eastern Time on October 8, 2024 to be counted.

(2) By Mail: To vote using the printed proxy card, simply complete, sign and date the proxy card and return it promptly in the postage prepaid envelope provided to Proxy Tabulator for Cue Biopharma, Inc., c/o Mediant Communications Inc., P.O. Box 8016, Cary, North Carolina 27512-9903. If you vote by mail, you do not need to vote over the Internet or by telephone. If we receive the proxy card no later than October 7, 2024, we will vote your shares as you direct.

(3) Online During the Special Meeting: You may vote by attending the Special Meeting online while the polls are open. Please log onto www.proxypush.com/CUE and enter your stockholder information provided on the proxy card previously mailed to you to register prior to the registration deadline of October 7, 2024 by 5:00 p.m. Eastern Time in order to attend the Special Meeting.

You can submit your vote while the polls are open at www.proxypush.com/CUE. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via email. If you vote by proxy prior to the Special Meeting and choose to attend the Special Meeting online, there is no need to vote again during the Special Meeting unless you wish to change your vote.

If your shares are held in “street name,” meaning they are held for your account by a bank, brokerage firm or other nominee, you may vote:

(1) Over the Internet or by Telephone: You will receive instructions from your bank, brokerage firm or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2) By Mail: You will receive instructions from your bank, brokerage firm or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3) Online During the Special Meeting: You must request a legal proxy from your bank, brokerage firm or other nominee in order to vote during the Special Meeting. In addition, you will need your control number included on your voting instruction card in order to demonstrate proof of beneficial ownership and to be able to vote during the Special Meeting.

Q. Can I change my vote?

A. If your shares are registered directly in your name, you may revoke your proxy and change your vote by following one of the below procedures:

(1) Vote over the Internet or by telephone as instructed above under “Over the Internet or by Telephone.” Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 8:59 a.m. Eastern Time, on October 8, 2024.

(2) Sign and complete a new proxy card and send it by mail to Proxy Tabulator for Cue Biopharma, Inc., c/o Mediant Communications Inc., P.O. Box 8016 Cary, North Carolina 27512-9903. Mediant must receive the proxy card no later than October 7, 2024. Only your latest dated proxy will be counted.

(3) Virtually attend the Special Meeting online and vote online as instructed above. Attending the Special Meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.

(4) Give our corporate secretary written notice before or at the Special Meeting that you want to revoke your proxy. Such written notice should be sent to Cue Biopharma, Inc., Attention: Secretary, 40 Guest Street, Boston, Massachusetts 02135. Our corporate secretary must receive your notice of revocation no later than October 7, 2024.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm or other nominee. You may also vote virtually at the Special Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from your bank, brokerage firm or other nominee as described in the answer to the question “How do I vote?” above.

Q. Will my shares be voted if I do not return my proxy or do not give specific voting instructions?

A. If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or by returning your proxy card by mail or online while virtually attending the Special Meeting. If you are a stockholder of record and you submit your proxy or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this Proxy Statement.

If your shares are held in “street name,” your bank, brokerage firm or other nominee may under certain circumstances vote your shares if you do not return your voting instructions. Banks, brokerage firms and other nominees can vote your shares on discretionary matters in the absence of voting instructions from you. “Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Proposal 1 and Proposal 2 are matters on which banks, brokers or other nominees are expected to have discretionary voting authority under applicable stock exchange rules. If your shares are held by a bank, brokerage firm or other nominee in street name and you do not timely provide voting instructions with respect to your shares, we expect that your bank, brokerage firm or other nominee will have the authority to vote your shares on Proposal 1 and Proposal 2. If your bank, brokerage firm or other nominee exercises this discretionary authority, no broker non-votes are expected to occur in connection with Proposal 1 or Proposal 2.

Q. May I see a list of stockholders entitled to vote as of the record date?

A. A list of stockholders as of the close of business on the record date will be available for examination by the stockholders for any purpose germane to the Special Meeting for a period of 10 days ending on the day before the Special Meeting, and during the Special Meeting, using the unique link provided via email following the completion of registration for the Special Meeting.

Q. How many shares must be represented to hold the Special Meeting?

A. A majority of our shares of common stock issued and outstanding at the record date and entitled to vote at the Special Meeting must be present in person or represented by proxy to hold the Special Meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented in person at the meeting (including any broker non-votes and shares that are represented in person or by proxy but abstain or do not vote with respect to one or more of the matters to be voted upon). Shares present virtually during the Special Meeting will be considered shares of common stock present in person at the meeting. If a quorum is not present, we expect to adjourn the Special Meeting until we obtain a quorum.

As of the record date, September 5, 2024, approximately [__] shares of our common stock were issued and outstanding.

Q. What vote is required to approve each matter and how are votes counted?

A. The following votes are required for approval of the proposals being presented at the Special Meeting:

Proposal 1 – Adoption and Approval of an Amendment to Our Amended and Restated Certificate of Incorporation.

The affirmative vote of a majority of the votes cast will be required for the adoption and approval of Proposal 1. If your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, we expect that your bank, brokerage firm or other nominee will have the authority to vote your shares on Proposal 1. To the extent that there are any broker non-votes, each such broker non-vote will have no effect on the outcome of Proposal 1. If you ABSTAIN from voting on Proposal 1, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast on the proposal. As a result, votes to ABSTAIN will have no effect on the outcome of Proposal 1.

Proposal 2 – Approval of the Adjournment of the Special Meeting.

The affirmative vote of the holders of shares representing a majority in voting power of the shares of stock of the Company present in person or by proxy and entitled to vote on Proposal 2 will be required for the approval of Proposal 2. If your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, we expect that your bank, brokerage firm or other nominee will have the authority to vote your shares on Proposal 2. To the extent that there are any broker non-votes, each such broker non-vote will have no effect on the outcome of Proposal 2. If you ABSTAIN from voting on Proposal 2, you are still considered “entitled to vote” on Proposal 2. As a result, a vote to ABSTAIN will have the same effect as a vote AGAINST Proposal 2.

Q. How does the board of directors recommend that I vote on the proposals?

A. Our board of directors recommends that you vote:

•
FOR the adoption and approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our capital stock from 110,000,000 to 210,000,000 and increase the number of authorized shares of our common stock from 100,000,000 to 200,000,000 (Proposal 1); and
•
FOR the approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are insufficient votes for the adoption and approval of Proposal 1 (Proposal 2).

Q. Who will count the votes?

A. The votes will be counted, tabulated and certified by Mediant Communications Inc., our inspector of election.

Q. Will my vote be kept confidential?

A. Your vote will be kept confidential, and we will not disclose your vote, unless we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding). The inspector of election will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on the proxy card.

Q. Will any other business be conducted at the Special Meeting or will other matters be voted on?

A. No. The business to be transacted at the Special Meeting is limited to the matters stated in the notice of the meeting.

Q. How can I find out the results of the voting at the Special Meeting?

A. We are required to report the voting results from the Special Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the date of the Special Meeting.

Q. How do I submit a question at the Special Meeting?

A. If you wish to submit a question prior to the meeting, you must register to attend the Special Meeting. You can visit www.proxydocs.com/CUE and follow the instructions for registering to attend the Special Meeting and for submitting a question. If you wish to submit a question during the Special Meeting, you may log into the virtual meeting platform using the unique link provided to you via email following the completion of your registration prior to 5:00 p.m. on October 7, 2024 at www.proxydocs.com/CUE. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.proxydocs.com/CUE during the meeting.

Q. Who is paying the costs of soliciting these proxies?

A. We will pay all of the costs of soliciting proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokerage firms and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We may reimburse them for their expenses. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts. We have engaged one such third party, Mediant Communications, Inc., to assist in the solicitation of proxies and provide related advice and informational support, for service fees of up to approximately $9,000.

Q. Whom should I contact if I have any questions?

A. If you have any questions about the Special Meeting or your ownership of our common stock, please contact:

Cue Biopharma, Inc.

40 Guest Street

Boston, Massachusetts 02135

Attention: Secretary

If you have any questions about voting or if you would like to contact a live voting agent during regular business hours, Eastern Time, please contact Mediant Communications, Inc. at (888) 351-6071.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our voting stock as of September 5, 2024 by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•
each of our directors;
•
each of our named executive officers; and
•
all of our directors and executive officers as a group.

The percentage of shares beneficially owned is computed on the basis of [__] shares of our common stock outstanding as of September 5, 2024. The number of shares beneficially owned by each stockholder is determined under rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of September 5, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is Cue Biopharma, Inc. at 40 Guest Street, Boston, Massachusetts 02135. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Shares of Common Stock Owned	Shares Underlying Options and RSUs(1)	Shares Underlying Warrants	Number of Shares Beneficially Owned	Percentage of Class
Directors and Named Executive Officers
Daniel R. Passeri	[__]	[__]	[__]	[__]	[__]	%
Kerri-Ann Millar	[__]	[__]	[__]	[__]	[__]	%
Anish Suri	[__]	[__]	[__]	[__]	[__]	%
Frederick Driscoll	[__]	[__]	[__]	[__]	[__]	%
Michael J. Fox	[__]	[__]	[__]	[__]	[__]	%
Pamela Garzone	[__]	[__]	[__]	[__]	[__]	%
Peter Kiener	[__]	[__]	[__]	[__]	[__]	%
Frank Morich	[__]	[__]	[__]	[__]	[__]	%
Patrick Verheyen	[__]	[__]	[__]	[__]	[__]	%

Directors and Executive Officers as a group (11 persons)	[__]	[__]	[__]	[__]	[__]	%

Five Percent Stockholders
Slate Path Capital LP(2)	2,402,455	—	28,712	2,431,167	[__]	%
Bleichroeder Holdings LLC(3)	2,755,028	—	—	2,755,028	[__]	%

* Less than 1%

(1) This column represents shares of common stock underlying options and RSUs acquirable within 60 days of September 5, 2024.

(2) Slate Path Capital LP, a Delaware limited partnership, or Slate Path, is the investment manager of (A) Slate Path Master Fund LP, a Cayman Islands exempted limited partnership, or the Master Fund, which directly holds: (i) 2,402,455 shares of common stock, and (ii) warrants to purchase 815,929 shares of common stock, and (B) SPB Master Fund LP, or SPB, which directly holds warrants to purchase 102,907 shares of common stock. David Greenspan is the managing partner of Jades GP, LLC, a Delaware limited liability company and the general partner of Slate Path. Master Fund and SPB are prohibited from exercising such warrants, if, as a result of such exercise, Master Fund or SPB would beneficially own more than 4.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise, which we refer to as the Beneficial Ownership Limitation. The shares reported under “Shares of Common Stock Owned, “Shares Underlying Warrants” and “Number of Shares Beneficially Owned” consist of (i) 2,402,455 shares of common stock, and (ii) warrants to purchase 28,712 shares of common stock issuable to Master Fund upon exercise of the warrants. The shares reported under “Shares Underlying Warrants” and “Number of Shares Beneficially Owned” do not include the remaining 787,217 shares of common stock issuable upon the exercise of the warrants held by Master Fund and 102,907 shares of common stock issuable upon the exercise of the warrants held by SPB, in each case, due to the application of the Beneficial Ownership Limitation. Master Fund, SPB and its affiliates disclaim beneficial ownership of any shares of common stock the issuance of which would violate such Beneficial Ownership Limitation. The address for Slate Path and Mr. Greenspan is 717 Fifth Avenue, 16th Floor, New York, NY 10022. For information regarding Slate Path, Master Fund and Mr. Greenspan and the shares of common stock held, we have relied solely on the Schedule 13G filed with the SEC on February 14, 2023.

(3) Bleichroeder LP, a Delaware limited partnership, directly holds: (i) 2,755,028 shares of common stock, and (ii) warrants to purchase 306,278 shares of common stock. Bleichroeder LP is a subsidiary of Bleichroeder Holdings LLC, a Delaware limited liability company. The exercise of warrants by Bleichroeder LP is subject to the Beneficial Ownership Limitation. The shares reported under “Shares of Common Stock Owned, “Shares Underlying Warrants” and “Number of Shares Beneficially Owned” consist of 2,755,028 shares of common stock. The shares reported under “Shares Underlying Warrants” and “Number of Shares Beneficially Owned” do not include the 306,278 shares of common stock issuable upon the exercise of the warrants due to the application of the Beneficial Ownership Limitation. The address for Bleichroeder Holdings LLC and Bleichroeder LP is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105. For information regarding Bleichroeder LP and Bleichroeder Holdings LLC and the shares of common stock held, we have relied solely on the Schedule 13G filed with the SEC on March 11, 2024.

PROPOSAL 1:

ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK AND COMMON STOCK

On August 27, 2024, our board of directors approved and declared advisable an amendment to our Amended and Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, to increase the number of authorized shares of our capital stock from 110,000,000 to 210,000,000 and increase the number of authorized shares of our common stock from 100,000,000 to 200,000,000. Our Certificate of Incorporation currently authorizes 110,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The proposed amendment is subject to stockholder approval and adoption and would not increase or otherwise affect our authorized preferred stock. Our common stock is all a single class, with equal voting, dividend and liquidation rights. The additional shares of capital stock, consisting of shares of common stock to be authorized by adoption of the amendment, would have rights identical to our currently outstanding common stock.

A copy of the amendment to our Certificate of Incorporation is attached as Appendix A to this Proxy Statement. If our stockholders adopt and approve this Proposal 1, subject to the discretion of the board of directors, we will file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable.

Purpose

Our board of directors believes that it is in the best interests of our Company and our stockholders to increase the number of authorized shares of our common stock in order to give us greater flexibility in considering and planning for potential business needs. The increase in the number of authorized but unissued shares of common stock would enable the Company, without the expense and delay of seeking stockholder approval, to issue shares from time to time as may be required for proper business purposes.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•
our equity incentive plans;
•
partnerships, collaborations and other similar transactions;
•
financing transactions, such as public or private offerings of common stock or convertible securities, including under our sales agreement, or the Open Market Sales Agreement, with Jefferies LLC, or Jefferies;
•
strategic investments or acquisitions of other businesses or assets; and
•
other corporate purposes that have not yet been identified.

We currently have no specific plans, arrangements or understandings to issue additional shares of common stock, except for the issuance of common stock pursuant to our equity incentive plans or in connection with the exercise and vesting of our outstanding options and restricted stock units, and any potential issuances under the Open Market Sales Agreement and our universal shelf registration statement as described below. However, the availability of additional shares of common stock for issuance is, in management’s view, prudent and will afford us flexibility in acting upon financing transactions to strengthen our financial position and/or partnerships, collaborations or similar opportunities that may arise.

We currently have on file with the SEC a universal shelf registration statement which allows us to offer and sell up to $300 million of registered common stock, preferred stock, debt securities, warrants, subscription rights and/or units from time to time pursuant to one or more offerings at prices and terms to be determined at the time of sale. In addition, we have entered into the Open Market Sale Agreement with Jefferies, as sales agent, pursuant to which we may offer and sell shares of our common stock under such registration statement with an aggregate offering price of up to $80.0 million under an “at-the-market” offering program. To date, we have sold 9,028,573 shares of common stock pursuant to the Open Market Sales Agreement for proceeds of $40.4 million, net of commission paid, but excluding transaction expenses. We may choose to sell shares of our common stock pursuant to the Open Market Sales Agreement in the future.

As of September 5, 2024, a total of [__] shares of common stock were issued and outstanding, and there were no shares of preferred stock issued or outstanding. As of September 5, 2024, there were options to purchase an aggregate of [__] shares of common stock outstanding, composed of [__] shares underlying options granted under our 2016 Omnibus Incentive Plan, or the Omnibus Plan, and [__] shares underlying options granted under our 2016 Non-Employee Equity Incentive Plan, or the Non-Employee Plan, and [__] restricted stock units outstanding under the Omnibus Plan. [__] shares of common stock are reserved for future issuance under the Omnibus Plan and [__] shares of common stock are reserved for future issuance under the Non-Employee Plan. Additionally, as of September 5, 2024, there were outstanding warrants to purchase an aggregate of [__] shares of common stock and outstanding pre-funded warrants to purchase an aggregate of [__] shares of common stock. Accordingly, out of the [__] shares of common stock authorized, [__] shares are issued and outstanding, [__] shares are reserved for issuance, and [__] authorized shares of common stock remain available for future issuance.

Possible Effects of the Amendment

If the amendment to our Certificate of Incorporation is adopted, approved and effected, the additional authorized shares of common stock would be available for issuance at the discretion of our board of directors and without further stockholder approval, except as may be required by law or the rules of the Nasdaq Capital Market on which our common stock is listed. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of our common stock have no preemptive rights.

The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company. We are not aware of any attempts on the part of a third party to effect a takeover of the Company, and the amendment to our Certificate of Incorporation has been proposed for the reasons stated above and not with the intention that any increase in the authorized shares of common stock be used as a type of anti-takeover device.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on any future earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that if this amendment is adopted, approved and filed with the Secretary of State of the State of Delaware, they will own a smaller percentage of shares relative to the total authorized shares of the Company than they presently own.

Reservation of Right to Abandon the Amendment

Although we presently intend to effect the increase in authorized shares of capital stock and common stock contemplated by this Proposal 1, notwithstanding stockholder adoption and approval of this proposal, our board of directors will have discretion as to whether to effect the increase in authorized shares of capital stock and common stock and reserves the right to abandon the amendment to our Certificate of Incorporation without any further action by our stockholders if at any time prior to the filing or effectiveness of the certificate of amendment, our board of directors determines, in its sole discretion, that the increase in authorized shares of capital stock and common stock is no longer in the best interests of our Company and our stockholders. By voting in favor of Proposal 1, stockholders are also expressly authorizing our board of directors to determine not to proceed with, or abandon, the increase in authorized shares of capital stock and common stock if it should so decide.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION AND APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK FROM 110,000,000 TO 210,000,000 AND TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 100,000,000 TO 200,000,000 IS IN THE BEST INTERESTS OF THE COMPANY AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 2:

ADJOURNMENT PROPOSAL

Our board of directors believes that if the number of votes cast at the Special Meeting is insufficient to adopt and approve Proposal 1, it may be in the best interests of the stockholders to enable our board of directors to continue to seek to obtain a sufficient number of additional votes to adopt and approve Proposal 1.

In this Proposal 2, we are asking stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal 1.

Additionally, approval of this Proposal 2 could mean that, in the event we have not received sufficient votes to adopt and approve Proposal 1, or we have received proxies indicating that a majority in voting power of the votes to be cast by holders of our common stock will vote against Proposal 1, we could adjourn the Special Meeting and any adjourned session of the Special Meeting without a vote on Proposal 1 and use the additional time to solicit the holders of those shares to change their vote in favor of Proposal 1.

The adjourned meeting may take place without further notice other than by an announcement made at the Special Meeting. Additionally, in a subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to such meeting. However, if the Special Meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the vote on the proposals.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS

No other business will be presented for consideration at the Special Meeting other than that described above.

Stockholder Proposals for our 2025 Annual Meeting

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2025 annual meeting of stockholders, stockholder proposals must be received by us no later than December 27, 2024, which is 120 days prior to the first anniversary of the mailing date of the proxy statement released to stockholders in connection with our 2024 annual meeting of stockholders, unless the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2024 annual meeting of stockholders, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders (including director nominations) intended to be presented at the 2025 annual meeting of stockholders but not included in the proxy statement by March 7, 2025, but not before February 5, 2025, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the 2025 annual meeting of stockholders is more than 30 days before or more than 70 days after such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to the 2025 annual meeting of stockholders, and no later than the later of the close of business on the later of 90 days prior to the 2025 annual meeting of stockholders and 10 days following the day on which public announcement of the date of the 2025 annual meeting of stockholders was first made. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the advance notice provisions in our bylaws relating to director nominations, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than our nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than April 7, 2025. If the date of the 2025 annual meeting of stockholders changes by more than 30 days from the anniversary of the 2024 annual meeting of stockholders, such notice must instead be provided by the later of 60 days prior to the date of the 2025 annual meeting of stockholders or the 10th day following public announcement by us of the date of the 2025 annual meeting of stockholders.

Stockholder proposals must be delivered to the Company’s Secretary at 40 Guest Street, Boston, Massachusetts 02135.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be “householding” our proxy materials. This means a single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the proxy materials to you if you write us at Secretary, Cue Biopharma, Inc. 40 Guest Street, Boston, Massachusetts 02135 or call us at (617) 949-2680. If you would like to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address and telephone number.

We hope that you will attend the Special Meeting. Whether or not you plan to attend, we urge you to vote your shares over the Internet or by telephone, or to complete, date, sign and return the proxy card in the postage-prepaid envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

Cue Biopharma, Inc. Annual Meeting of Stockholders

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CUE BIOPHARMA, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Cue Biopharma, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware authorizing, declaring advisable and approving an amendment to the Amended and Restated Certificate of Incorporation of the Corporation to (i) increase the number of authorized shares of capital stock of the Corporation and (ii) increase the number of authorized shares of Common Stock of the Corporation. Thereafter, the stockholders of the Corporation duly adopted such amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SECOND: That the amendment to the Amended and Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

THIRD: That, upon the effectiveness of this Certificate of Amendment, Section 3.01 of Article III of the Amended and Restated Certificate of Incorporation, as heretofore amended, is hereby amended and restated in its entirety as follows:

“SECTION 3.01. Amount: The total number of shares which the Corporation has authority to issue is 210,000,000 shares, consisting of: 10,000,000 shares designated as Preferred Stock, par value of $0.001 per share (“Preferred Stock”), and 200,000,000 shares designated as Common Stock, par value of $0.001 per share (“Common Stock”).”

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this ___ day of _________, 2024.

CUE BIOPHARMA, INC.

By: Title:	Daniel R. Passeri Chief Executive Officer

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

Your vote

matters!

Scan QR for

digital voting

Cue Biopharma, Inc.

Special Meeting of Stockholders

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: 8:59 AM, Eastern Time, October 8, 2024.

For Stockholders of Record on September 5, 2024

Tuesday, October 8, 2024 9:00 AM, Eastern Time

Special Meeting to be held live via the internet - please visit

www.proxydocs.com/CUE for more details.

P.O. BOX 8016, CARY, NC 27512-9903

Internet:

www.proxypush.com/CUE

• Cast your vote online

• Have your Proxy Card ready

• Follow the simple instructions to record your vote

Phone:

1-866-474-7505

• Use any touch-tone telephone

• Have your Proxy Card ready

• Follow the simple recorded instructions

Mail:

• Mark, sign and date your Proxy Card

• Fold and return your Proxy Card in the postage-paid

envelope provided

Virtual:

You must pre-register to attend the meeting online

and/or participate at www.proxydocs.com/CUE.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Daniel R. Passeri, Kerri-Ann Millar and Colin Sandercock (the "Named Proxies"), and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Cue Biopharma, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED

IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

1. The adoption and approval of an amendment to our Amended and Restated Certificate of FOR

Incorporation, as amended, to increase the number of authorized shares of our capital stock from

110,000,000 to 210,000,000 and increase the number of authorized shares of our common stock from 100,000,000 to 200,000,000.

2. The approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation of proxies in the event that there are insufficient votes for the adoption and approval of Proposal 1.